                                                                  EXHIBIT 99.B11



CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder
Strong Schafer Funds, Inc. - Strong Schafer Balanced Fund


We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement of Strong Schafer Funds, Inc. - Strong Schafer Balanced Fund on Form N-1A of our report dated December 24, 1997 on our audit of the statement of assets and liabilities of Strong Schafer Balanced Fund as of December 23, 1997. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.



                                        /s/ COOPERS & LYBRAND L.L.P.
                                        -------------------------------------
                                        COOPERS & LYBRAND L.L.P.


Milwaukee, Wisconsin
December 24, 1997